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                                                                    Exhibit 23.4


                                 BEHRE DOLBEAR
                          BEHRE DOLBEAR & COMPANY, INC.
                   founded 1911 MINERALS INDUSTRY CONSULTANTS



                               November 10, 2003

Golden Phoenix Minerals, Inc.
3595 Airway Drive, Suite 405
Reno, NV 89511

Attn: Michael R. Fitzsimonds, President

Re: Consent for Inclusion in Form SB-2/A Filing

Gentlemen:

Behre Dolbear & Company, Inc. has reviewed Golden Phoenix Minerals, Inc.'s Form SB-2/A filing. We hereby provide our consent for the reference to our reports on the Mineral Ridge and other projects in which Golden Phoenix has an interest as noted in the Filing.

Sincerely,

BEHRE DOLBEAR & COMPANY, INC.

/s/ Bernard J. Guarnera

Bernard J. Guarnera
President, Chief Executive Officer and
Chief Operating Officer

BJG/am

Behre Dolbear Project 03-013